Exhibit 3.283

CERTIFICATE OF FORMATION

OF

PEACHTREE CABLE TV, LLC

This Certificate of Formation of Peachtree Cable TV, LLC is being duly executed and filed by the undersigned, as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is Peachtree Cable TV, LLC.

SECOND: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, Delaware, 19901, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Peachtree Cable TV, LLC this 29th day of January, 1999.

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

Peachtree Cable TV L.P.

12444 Powerscourt Drive

Suite 400

St. Louis, Missouri 63131-3660

February 1, 1999

To:	Delaware Secretary of State

Re:	Peachtree Cable TV, LLC

Gentlemen and Ladies:

This letter shall constitute the consent of the undersigned limited partnership to the use of the name “Peachtree Cable TV, LLC” by CorpAmerica, Inc., the service company engaged by the law firm of Irell & Manella LLP, in the formation of a new Delaware limited liability company for which the Certificate of Formation is submitted herewith.

Very truly yours,

Peachtree Cable TV, L.P.

By:	Charter Communications, LLC,
its general partner

By:	/s/ Marcy Lifton
Name:	Marcy Lifton
Title:	Vice President

CERTIFICATE OF MERGER OF

PEACHTREE CABLE TV, INC.

a Nevada corporation

INTO

PEACHTREE CABLE TV, LLC

a Delaware limited liability company

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i) Peachtree Cable TV, Inc., a Nevada corporation

(ii) Peachtree Cable TV, LLC, a Delaware limited liability company.

2. An Agreement of Merger has been approved and executed by each of the constituent entities in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving limited liability company is Peachtree Cable TV, LLC, a Delaware limited liability company.

4. The executed Agreement of Merger is on file at the office of Peachtree Cable TV, LLC located at the following address:

12444 Powerscourt Drive

Suite 400

St. Louis, Missouri 63131

5. A copy of the Agreement of Merger will be furnished by Peachtree Cable TV, LLC, on request and without cost, to any member of Peachtree Cable TV, LLC or to any stockholder of Peachtree Cable TV, Inc.

IN WITNESS WHEREOF, Peachtree Cable TV, LLC has caused this Certificate to be executed by an Authorized Person thereof this 11th day of March, 1999.

PEACHTREE CABLE TV, LLC

By:	/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person